EXECUTION COPY

                                PLEDGE AGREEMENT

           THIS PLEDGE AGREEMENT (as from time to time amended, modified or supplemented, this "Agreement") dated as of February 17, 1998, is made by KINDER MORGAN ENERGY PARTNERS, L.P., a Delaware limited partnership (the "Pledgor"), in favor of FIRST UNION NATIONAL BANK, as administrative agent (in such capacity, the "Administrative Agent") for the banks and other financial institutions (the "Lenders") parties to the Credit Agreement (as defined below).


                             PRELIMINARY STATEMENTS

           (A) The Pledgor, Kinder Morgan Operating L.P. "B" (the "Subsidiary Borrower") certain other subsidiaries of the Pledgor (together with Subsidiary Borrower in its capacity as a Subsidiary Guarantor, collectively, the "Subsidiary Guarantors"), the Lenders, the Administrative Agent and Goldman Sachs Credit Partners L.P., as syndication agent (in such capacity, the "Syndication Agent"), are parties to a Credit Agreement dated as of the date hereof (as the same may be amended and in effect from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Lenders to the Pledgor and the Subsidiary Borrower;

           (B) The Pledgor is the owner of a 98.9899% limited partner interest (collectively, the "Interests") of each of the Subsidiaries listed in Part I of
Schedule I under the title "Issuer" (all such Subsidiaries collectively, the "Issuers");

           (C) The Pledgor is the owner of 100% of the indebtedness evidenced by the promissory notes (the "Pledged Debt") and issued by the obligors named therein described in Part II of Schedule I; and

           (D) In order to induce the Lenders to enter into the Credit Agreement and to extend credit thereunder to the Pledgor and the Subsidiary Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor has agreed to pledge and grant a security interest in the Collateral (as defined below) as security for the Secured
Obligations (as defined below). Accordingly, the parties hereto agree as follows:

SECTION 1. Defined Terms: Interpretation.

           1.01 Defined Terms.

           (a) The capitalized terms used herein which are defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

           (b) Unless otherwise defined herein or in the Credit Agreement, terms defined in Articles 8 and 9 of the UCC are used herein as therein defined.

           (c) As used in this Agreement, the following terms shall have the following meanings:

           "Administrative Agent" has the meaning specified in the Introduction hereof.

           "Agreement" has the meaning specified in the Introduction hereof.

           "Collateral" has the meaning specified in Section 3.

           "Credit Agreement" has the meaning specified in the Preliminary Statements.

           "Interests"   has   the   meaning   specified   in   the Preliminary
Statements.

           "Issuers" has the meaning  specified in the  Preliminary Statements.

           "Lenders" has the meaning  specified in the Introduction hereof.

           "Pledged   Debt"  has  the  meaning   specified  in  the Preliminary
Statements.

           "Pledged   Interests"  has  the  meaning   specified  in Section 3.

           "Pledgor" has the meaning  specified in the Introduction hereof.

           "Proceeds"  has the meaning  specified in Section  9-306 of the UCC.

           "Secured Obligations" means collectively:

           (i)  the  payment  of  all  indebtedness  and  liabilities  by,   and
                performance of all other obligations of, the Pledgor in respect of the Loans;


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           (ii)  all  obligations  of the Pledgor  and the  Subsidiary  Borrower under, with respect to, and relating to the Letters of Credit whether contingent or matured;

           (iii) all  obligations  of the Pledgor or any  Restricted  Subsidiary
      (other than SFPP)  owing  to  any  Lender  under  any   Hedging Agreement;

           (iv) the payment of all other indebtedness and liabilities by and performance of all other obligations of, the Pledgor and the Subsidiary Borrower to the Administrative Agent, the Issuing Bank and the Lenders under, with respect to, and arising in connection with, the Loan Documents, and the payment of all indebtedness and liabilities of the Pledgor and the Subsidiary Borrower to the Administrative Agent, the Issuing Bank and the Lenders for fees, costs, indemnification and expenses (including reasonable attorneys' fees and expenses) under the Loan Documents;

           (v) the payment of all sums advanced and costs and expenses incurred by the Administrative Agent or any Lender under any Loan Document (whether directly or indirectly) in connection with the Obligations or any part thereof or any renewal, extension or change of or substitution for the Obligations or any part thereof, whether such advances, costs and expenses were made or incurred at the request of any Loan Party, the Administrative Agent, the Issuing Bank or any Lender; and

           (vi)  all  renewals,  extensions,   amendments  and  changes  of,  or
      substitutions or replacements for, all or any part of the items described under clauses (i) through (v) above.

           "Secured Parties" means (i) the Lenders, (ii) the Issuing Bank Agent and (iii) the Administrative Agent.

           "Security Interests" means the security interests granted pursuant to
Section 3, as well as all other security interests created or assigned as additional Collateral for the Secured Obligations pursuant to the provisions of this Agreement.

           "Subsidiary Borrower" has the meaning specified in the Preliminary Statements.

           "Subsidiary Guarantors" has the meaning specified in the Preliminary Statements.

           "Syndication Agent" has the meaning specified in the Preliminary Statements.

           "UCC" means the Uniform Commercial Code in effect from time to time in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, "UCC" means the

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Uniform  Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

           1.02 Interpretation.

           (a)   In this Agreement, unless a clear contrary intention appears:

           (i)   the singular  number includes the plural number and vice versa;

           (ii)  reference to any gender includes each other gender;

           (iii) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision;

           (iv) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually, provided that nothing in this clause (iv) is intended to authorize any assignment not otherwise permitted by this Agreement;

           (v) reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof, and references to any Note includes any note issued in renewal, rearrangement, reinstatement, enlargement, amendment, modification, extension, substitution or replacement therefor;

           (vi) unless the context indicates otherwise, reference to any Section, Schedule or Exhibit means such Section hereof or such Schedule or Exhibit hereto;

           (vii) the word "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term;

           (viii) with respect to the determination of any period of time, the word "from" means "from and including" and the word "to" means "to but excluding"; and

           (ix) reference to any law, ordinance, statute, code, rule, regulation, interpretation or judgment means such law, ordinance, statute, code, rule, regulation, interpretation or judgment as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time.

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



           (b) The Section headings herein are for convenience only and shall not affect the construction hereof.

           (c) No provision of this Agreement shall be interpreted or construed against any Person solely because that Person or its legal representative drafted such provision.

SECTION 2. Representations and Warranties of the Pledgor.

           The Pledgor represents and warrants as follows:

           (a) The Pledgor is the sole beneficial owner of the Collateral listed on Schedule I and will be the sole beneficial owner of all of the other limited partner interests of each Issuer. No Lien exists or will exist upon the Pledged Interests or any of the other limited partner interests of any Issuer or the Pledged Debt at any time (and no right or option to acquire the same exists in favor of any other Person), except for the pledge and security interest in favor of the Administrative Agent for the benefit of the Secured Parties created or provided for herein, which pledge and security interest constitute a first priority perfected pledge and security interest in and to all of the Interests pledged hereunder.

           (b) The Pledged Interests listed on Schedule I are, and all other limited partner interests which any Issuer may hereafter issue will be, duly authorized, validly existing, fully paid and non-assessable and none of such Pledged Interests is and none of such limited partner interests will be subject to any contractual restriction, or any restriction pursuant to the partnership agreement of such Issuer, upon the transfer of such limited partner interests or other limited partner interests (except for any such restriction contained herein or in the Credit Agreement).

           (c) The Pledged Debt has been duly authorized, validly issued, executed and delivered and is the legal, valid and binding obligation of the issuers thereof, and is not in default.

           (d) No authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority is required either (i) for the pledge by the Pledgor of the Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor or
      (ii) for the exercise by the Administrative Agent of the voting or other rights provided for in this Agreement or the remedies in respect of such Collateral pursuant to this Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally).


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


           (e) The Interests described in Part I of Schedule I constitute 100% of the issued and outstanding limited partner interests of each of Issuers described therein. Schedule I correctly identifies, as at the date hereof, the respective Issuers of the Pledged Interests. The Pledged Debt constitutes all of the outstanding indebtedness for money borrowed or for the deferred purchase price of property owing by the respective obligors thereof to the Pledgor.

           (f) None of the partnership agreements creating any of the Issuers provide that the limited partner interests of such Issuer are securities governed by Article 8 of the UCC and none of the Pledged Interests is a "security" within the meaning of Section 8-102(a) of the UCC.

           (g) This Agreement creates a valid and perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations.

           (h) Upon the filing of a financing statement in the office of the Secretary of State of the State of Texas, the Administrative Agent for the benefit of the other Secured Parties will have a perfected first priority security interest in the Pledged Interests.

           (i) The delivery of the Pledged Debt to the Administrative Agent pursuant to the Agreement creates a valid and perfected first priority security interest in the Pledged Debt, securing payment of the Secured Obligations.

SECTION 3.  The Security Interests.

           (a) In order to secure the full and punctual payment of the Secured Obligations in accordance with the terms thereof, the Pledgor hereby hypothecates, transfers and grants to the Administrative Agent for the ratable benefit of the Secured Parties a continuing security interest in and to all right, title and interest of the Pledgor in the following property, whether now owned or existing or hereafter acquired or arising and regardless of where located (all being collectively referred to as the "Collateral"):

           (i) the Interests identified in Part I of Schedule I and all other limited partner interests of the Issuers, now or hereafter owned by the Pledgor (the Interests and all such additional limited partner interests, collectively the "Pledged Interests");

           (ii)  all  securities,  moneys  or  other  property  representing  or constituting the Pledged Interests or representing a distribution in respect of any of the Pledged Interests, or representing a return of capital upon or in respect of the Pledged Interests, or resulting from a split-up, revision, reclassification or other like change of the Pledged Interests or otherwise received in exchange therefor, and any subscriptions warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Interests;

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          (iii) without  affecting  the  obligations  of the  Pledgor  under any provision prohibiting such action hereunder or under the Credit Agreement, in the event of any consolidation or merger in which an Issuer is not the surviving entity, all of the Capital Stock of the successor entity formed by or resulting from such consolidation or merger excluding (A) in the case of a corporation, directors' qualifying shares, (B) in the case of a limited partnership, a 1.5% general partner interest and (C) in the case of a limited liability company a 1.5% member interest, in which event only such Capital Stock shall be included as Collateral;

           (iv) the Pledged Debt and the instruments evidencing the Pledged Debt, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Debt;

           (v) all additional indebtedness from time to time owed to the Pledgor by any obligor on the Pledged Debt and the instruments evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness; and

           (vi) all Proceeds of and to any of the property of the Pledgor described in the preceding clauses of this Section 3 (including all causes of action, claims and warranties now or hereafter held by the Pledgor in respect of any of the items listed above) and, to the extent related to any property described in said clauses or such Proceeds, all books, correspondence, credit files, records, invoices and other papers.

           All certificates or instruments representing or evidencing the Collateral shall be delivered to and held by or on behalf of the Administrative Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Administrative Agent. The Administrative Agent shall have the right, at any time in its sole discretion and without notice to the Pledgor, to transfer to or to register in the name of the Administrative Agent or any of its nominees any or all of the Collateral, subject only to the revocable rights specified in Section 4.03(b) and (c) hereof.

           (b) The inclusion of Proceeds in this Agreement does not authorize the Pledgor to sell, dispose of or otherwise use the Collateral in any manner not specifically authorized hereby or by the Credit Agreement.


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SECTION 4.   Further Assurances; Remedies.

           In furtherance of the grant of the Security Interest, the Pledgor hereby agrees with each Lender and the Administrative Agent as follows:

           4.01 Delivery and Other Perfection. The Pledgor shall:

           (a) deliver to the Administrative Agent prior to or concurrently with the execution and delivery of this Agreement all certificates, if any, representing the Interests identified in Schedule I, endorsed in blank accompanied by undated stock powers duly executed in blank.

           (b) if any of the securities, instruments, moneys or other property required to be pledged by the Pledgor under Section 3(a) are received by the Pledgor, forthwith either (x) transfer and deliver to the Administrative Agent such securities or instruments so received by the Pledgor duly endorsed in blank or accompanied by undated powers duly executed in blank), all of which thereafter shall be held by the Administrative Agent pursuant to the terms of this Agreement, as part of the Collateral or (y) take such other action as the Administrative Agent shall deem necessary or appropriate to duly record the Lien created hereunder in such securities, instruments, moneys or other property in said clauses (i), (ii) and (iii); and

           (c) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be reasonably requested by the Administrative Agent in order to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Administrative Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, including causing any or all of the Collateral to be transferred of record into the name of the Administrative Agent or its nominee (and the Administrative Agent agrees that if any Collateral is transferred into its name or the name of its nominee, the Administrative Agent will thereafter promptly give to the Pledgor copies of any notices and communications received by it with respect to the Collateral). The Pledgor hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Pledgor where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

           4.02 Other Financing Statements and Liens; Additional Shares. (a) Without the prior written consent of the Administrative Agent (granted with the authorization of the Lenders as specified in Section 11.02 of the Credit Agreement), the Pledgor shall not file or suffer to be on file,

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


or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Administrative Agent is not named as the sole secured party for the benefit of the other Secured Parties.

           (b) The Pledgor agrees that it will (i) cause the Issuers not to issue any limited partner interests in addition to or in substitution for the Interests, except to the Pledgor and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, the Pledgor will execute such documentation as requested by the Administrative Agent pledging, and evidencing the pledge hereunder of, such limited partner interests or other securities.

           (c) The Pledgor agrees that, from time to time upon the written request of the Administrative Agent, the Pledgor will execute and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order fully to effect the purposes of this Agreement.

           4.03 Collateral.

           (a) The Pledgor will cause the Pledged Interests to constitute at all times 100% of the limited partner interest of each Issuer then outstanding.

           (b) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent has notified the Pledgor to the contrary, the Pledgor shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Collateral for all purposes not inconsistent with the terms of this Agreement, the Credit Agreement, the other Loan Documents or any other instrument or agreement referred to herein or therein, provided that the Pledgor agrees that it will not vote the Collateral in any manner that is inconsistent with the terms of this Agreement, the Credit Agreement, the other Loan Documents or any such other instrument or agreement; and the Administrative Agent shall execute and deliver to the Pledgor or cause to be executed and delivered to the Pledgor all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the rights and powers that it is entitled to exercise pursuant to this Section 4.03(b).

           (c) The Pledgor shall be entitled to receive and retain any and all distributions and interest paid in respect of the Collateral, provided, however, that any and all (A) distributions and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Collateral, (B) distributions paid or payable in cash in respect of any Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for any Collateral, shall be, and shall be forthwith delivered to the Administrative Agent to hold as,

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Collateral and shall,  if received by the Pledgor,  be received in trust for the benefit of the Administrative Agent, be segregated from the other property or funds of the Pledgor, and be forthwith delivered to the Administrative Agent as Collateral in the same form as so received (with any necessary endorsement).

           (d) If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not the Administrative Agent or any other Secured Party exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement, the Credit Agreement, the other Loan Documents or any other agreement relating to such Secured Obligation, and the Administrative Agent so requires by notice to the Pledgor, all distributions and interest received by the Pledgor on the Collateral shall be paid directly by the Pledgor to the Administrative Agent and retained by it as part of the Collateral, subject to the terms of this Agreement, and, if the Administrative Agent shall so request in writing, the Pledgor agrees to execute and deliver to the Administrative Agent appropriate additional distribution and other orders and documents to that end, provided that if such Event of Default is cured, any such distribution or interest theretofore paid to the Administrative Agent shall, upon request of the Pledgor (except to the extent theretofore applied to the Secured Obligations), be returned by the Administrative Agent to the Pledgor.

           4.04 Events of Default, Etc. During the period during which an Event of Default shall have occurred and be continuing:

           (a) the Administrative Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the UCC (to the extent permitted by law whether or not the UCC is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction including if the Administrative Agent has notified the Pledgor that it intends to exercise such right, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Administrative Agent were the sole and absolute owner thereof (and the Pledgor agrees to take all such action as may be appropriate to give effect to such right);

           (b) upon and during the continuance of an Event of Default, the Administrative Agent in its discretion may, in its name or in the name of the Pledgor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

           (c) the Administrative Agent may, upon not less than ten Business Days' prior written notice to the Pledgor of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Administrative Agent, the other Secured Parties or any of their respective agents, sell,

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


      assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Administrative Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, and the Administrative Agent or any Lender or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Pledgor, any such demand, notice and right or equity being hereby expressly waived and released. The Pledgor agrees that such ten Business Days' notice constitutes "reasonable notification" within the meaning of
      Section 9-504 of the UCC. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection,  sale or other  disposition  under this Section
4.04 shall be applied in accordance with Section 4.08 hereof.

           The Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sales may be at prices lower than at a public sale without such restrictions, and notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective Issuer thereof to register it for public sale.

           4.05 Deficiency. Without limiting the obligations of the Pledgor to pay the Secured Obligations, if the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 4.04 hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Pledgor shall remain liable for any deficiency.

           4.06 Removals, Etc. Without at least 30 days' prior written notice to the Administrative Agent, the Pledgor shall not (a) maintain any of its books and records with respect to the Collateral at any office or maintain its principal place of business at any place other than at the address indicated for the Pledgor in the Credit Agreement or (b) change its name, or the name under which it does business, from the name shown on the signature pages hereto.

           4.07 Private Sale. The Administrative Agent and the other Secured Parties shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 4.04 hereof conducted in a commercially reasonable manner and in compliance with all applicable securities laws. The Pledgor hereby waives any claims against the Administrative Agent or any other Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations.

           4.08 Application of Proceeds. Except as otherwise herein expressly provided or as otherwise required by law, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Administrative Agent under this Section 4, shall be applied by the Administrative Agent as provided in Section 7.03 of the Credit Agreement. The Administrative Agent may make distributions hereunder in cash or in kind or on a ratable basis or in any combination thereof.

           4.09 Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Administrative Agent, while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default, the Administrative Agent is hereby appointed the attorney-in-fact of the Pledgor for the purpose of carrying out the provisions of this Section 4 and taking any action and executing any instruments that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Administrative Agent shall be entitled under this Section 4 to make collections in respect of the Collateral, to the extent permitted by law, the Administrative Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of the Pledgor representing any distribution or other payment in respect of the Collateral or any part thereof and to give full discharge for the same.


SECTION 5. Administrative Agent.

           5.01 Limitation on Duty of Administrative Agent in Respect of Collateral.

           The powers conferred on the Administrative Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, it being understood that the Administrative Agent shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, tenders or other matters relative to any Collateral, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral.

           5.02 Concerning the Administrative Agent.

           The provisions of Article VIII of the Credit Agreement shall inure to the benefit of the Administrative Agent in respect of this Agreement and shall be binding upon the parties to the Credit Agreement in such respect. In furtherance and not in derogation of the rights, privileges and immunities of the Administrative Agent therein set forth:

           (A) The Administrative Agent is authorized to take all such action as is provided to be taken by it as the Administrative Agent hereunder and all other action reasonably incidental thereto. As to any matters not expressly provided for herein (including the timing and methods of realization upon the Collateral) the Administrative Agent shall act or refrain from acting in accordance with written instructions from the Required Lenders or, in the absence of such instructions, in accordance with its discretion.

           (B) The Administrative Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Security Interests in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder. The Administrative Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Agreement by the Pledgor.

           5.03 Appointment of Agents and Attorneys-in-Fact.

           The Administrative Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct (except for gross negligence, willful misconduct or unlawful conduct) of any such agents or attorneys-in-fact selected by it in good faith. Without limiting the foregoing, at any time or times, in order to comply with any legal requirement in any jurisdiction, the Administrative Agent may appoint another bank or trust company or one or more other Persons, either to act as co-agent or co-agents, jointly with the Administrative Agent, or to act as separate agent or agents on behalf of the Secured Parties with such power and authority as may be necessary for the effective operation of the provisions hereof and may be specified in the instrument of appointment (which may, in the discretion of the Administrative Agent, include provisions for the protection of such co-agent or separate agent similar to the provisions of the Credit Agreement referred to in
Section 5.02).

SECTION 6. Miscellaneous.

           6.01 No Waiver. No failure on the part of the Administrative Agent or any other Secured Party to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Administrative Agent or any other Secured Party of any right, power or remedy hereunder operate as a waiver thereof; nor shall any single or partial exercise by the Administrative Agent or any other Secured Party of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

           6.02.Notices. All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient pursuant to Section 11.01 of the Credit Agreement and shall be deemed to have been given at the times specified in that Section 11.01.

           6.03.Expenses. Without duplication of the obligations of Pledgor set forth in the Credit Agreement, the Pledgor agrees to reimburse the Administrative Agent and each other Secured Party for all reasonable costs and expenses of the Administrative Agent and each other Secured Party (including the reasonable fees and expenses of legal counsel) in connection with (a) any Event of Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (i) performance by the Administrative Agent of any obligations of the Pledgor in respect of the Collateral that the Pledgor has failed or refused to perform, (ii) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Administrative Agent in respect thereof, by litigation or otherwise, (iii) judicial or regulatory proceedings and (iv) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (b) the enforcement of this Section 6.03, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 3 hereof.

           6.04.Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Pledgor and the Administrative Agent (with the consent of the Lenders as specified in Section 11.02 of the Credit Agreement). Any such amendment or waiver shall be binding upon the Administrative Agent, each Lender, each holder of any of the Secured Obligations and the Pledgor.

           6.05 Certain Documents. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to the

Administrative Agent or any other Secured Party, the determination of such satisfaction shall be made by the Administrative Agent or such Secured Party in their or its sole and exclusive judgment.

           6.06 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Pledgor, the Administrative Agent, the other Secured Parties and each holder of any of the Secured Obligations (provided, however, that the Pledgor shall not assign or transfer its rights hereunder without the prior written consent of the Administrative Agent). In the event of an assignment of all or any of the Secured Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Agreement shall be binding on the Pledgor and its successors and assigns.

           6.07 Marshaling of Assets. All rights to marshaling of assets of the Pledgor, including any such right with respect to the Collateral, are hereby waived by the Pledgor.

           6.08 Termination. When all Secured Obligations shall have been paid in full and all of the Commitments of the Lenders shall have been terminated, this Agreement shall terminate, and the Administrative Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or upon the order of the Pledgor.

           6.09 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Administrative Agent and the other Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

           6.10 Waivers. The Pledgor hereby expressly waives, to the extent permitted by applicable law (a) notice of the acceptance by the Administrative Agent or any other Secured Party of this Agreement, (b) notice of the existence or creation or non-payment of all or any of the Secured Obligations, (c) presentment, demand, notice of dishonor, protest, intent to accelerate, acceleration and all other notices whatsoever, and (d) all diligence in collection or protection of or realization upon the Secured Obligations or any thereof, any obligation hereunder, or any security for or guaranty of any of the foregoing.

           6.11 Rescission. The Pledgor agrees that, if at any time all or any part of any payment theretofore applied by the Administrative Agent or any other Secured Party to any of the Secured Obligations is or must be rescinded or returned by the Administrative Agent or such Secured Party for any reason whatsoever (including the insolvency, bankruptcy or reorganization of the Pledgor or any of its Affiliates), such Secured Obligations shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Administrative Agent, and the Security Interest granted hereunder shall continue to be effective or be reinstated, as the case may be, as to such Secured Obligations, all as though such application by the Administrative Agent or such Secured Party had not been made.

           6.12 Limitation by Law. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law which may be controlling and which may not be effectively waived by the Pledgor and to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

           6.13 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and either of the parties hereto may execute this Agreement by signing any such counterpart.

           6.14 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York except as required by mandatory provisions of law and except to the extent that the validity or perfection of the Security Interests, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York.

           IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be duly executed by the authorized officer of its general partner as of the day and year first above written.

                                 KINDER  MORGAN  ENERGY   PARTNERS, L.P.

                                 By:  Kinder  Morgan  G.P.,   Inc.,
                                      its General Partner


                                      By: /s/ William V. Morgan
                                      Name: William V. Morgan
                                      Title: Vice Chairman

                                      Schedule I

Part I

                                                                     Percentage
                                                                       Interest
Issuer                                   Type of Interest             In Issuer

Kinder Morgan Operating L.P. "A"          Limited Partner             98.9899%
Kinder Morgan Operating L.P. "B"          Limited Partner             98.9899%
Kinder Morgan Operating L.P. "C"          Limited Partner             98.9899%
Kinder Morgan Operating L.P. "D"          Limited Partner             98.9899%




Part II


Obligor                                   Note Amount               Note Date

Kinder Morgan Operating L.P. "A"          $325,000,000         February 17, 1998
Kinder Morgan Operating L.P. "B"          $325,000,000         February 17, 1998
Kinder Morgan Operating L.P. "C"          $325,000,000         February 17, 1998
Kinder Morgan Operating L.P. "D"          $325,000,000         February 17, 1998
Kinder Morgan Natural Gas Liquids         $325,000,000         February 17, 1998
Corporation
Kinder Morgan CO2, LLC                    $325,000,000         February 17, 1998